Exhibit 99.1
P r e s s     R e l e a s e

Contact:
David W. Wehlmann
Executive Vice President & Chief Financial Officer

AMEX SYMBOL: GW
FOR IMMEDIATE RELEASE: HOUSTON, TEXAS — JULY 31, 2006, GREY WOLF, INC. ANNOUNCES RECORD RESULTS FOR THE QUARTER ENDED JUNE 30, 2006
Houston, Texas, July 31, 2006 — Grey Wolf, Inc. (“Grey Wolf” or the “Company”) (AMEX-GW) reported net income of $57.9 million, or $0.25 per share on a diluted basis, for the three months ended June 30, 2006 compared with net income of $27.6 million, or $0.12 per share on a diluted basis, for the second quarter of 2005. Revenues for the second quarter of 2006 were $239.6 million compared with revenues for the second quarter of 2005 of $161.3 million. The second quarter 2006 results included an after-tax gain of $2.7 million ($0.01 per diluted share) related to insurance proceeds.
For the six months ended June 30, 2006, Grey Wolf reported net income of $112.2 million, or $0.49 per share on a diluted basis, on revenues of $462.5 million compared to net income of $50.7 million, or $0.23 per share on a diluted basis, on revenues of $311.3 million for the six months ended June 30, 2005. The six-month 2006 results include the gain from insurance proceeds mentioned above along with a first quarter 2006 after-tax gain of $5.9 million ($0.03 per diluted share) from the sale of five rigs formerly held for refurbishment.
The Company reported record total earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) of $111.7 million in the second quarter of 2006, up from $106.3 million the first quarter of 2006 and $61.7 million for the second quarter of 2005. On a per-rig-day basis, EBITDA was $11,398 for the second quarter of 2006, $10,866 for the first quarter of 2006 and $6,820 for the second quarter of 2005. Turnkey EBITDA per rig day in the second quarter was $19,800, and daywork EBITDA per rig day totaled $10,314. Daywork and turnkey EBITDA as well as EBITDA per rig day for the second quarter were the highest in the Company’s history.
“By logging record results in each of the past three quarters, Grey Wolf has provided substantial cash flow to finance current and future growth,” commented Tom Richards, Chairman, President and Chief Executive Officer. “We are focused on a balanced strategy of investing this cash flow in the term contract-backed growth and upgrade of our rig fleet, the improvement of the Company’s balance sheet and returning cash to our shareholders through the common stock repurchase program. We believe this balanced strategy will continue to build shareholder value in both the near-term and into the future.”
“In line with this strategy, Grey Wolf recently entered into a three-year term contract to deploy a new 1,500-horsepower rig to be delivered in February 2007. With this contract and four similar contracts announced last quarter, Grey Wolf has ordered a total of five new 1,500-horsepower rigs that provide

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — JULY 31, 2006

solid returns on the capital invested as well as full recovery of the purchase price (average of $15.1 million per rig) after projected operating expenses.”
“Current natural gas prices continue to support improvements in our business,” Mr. Richards added. “We have seen no reduction in activity levels or dayrates with the recent fluctuations in natural gas prices. In fact, we recently implemented an increase in dayrates, and demand for new and renewal term contracts on our rigs is undiminished. We added 11 rigs to our marketed fleet in 2005, and we expect to match that number during 2006 and early 2007. With the additional rigs working at higher rates, we expect future quarterly results to be stronger than the second quarter.”
Mr. Richards concluded, “Grey Wolf has a significant portfolio of term contracts which is at the highest level in the Company’s history. This portfolio provides a base of rig operating days and EBITDA throughout 2008.”
Grey Wolf averaged 108 rigs working in the second quarter of 2006. This compares with an average of 109 rigs working in the first quarter of 2006 and 99 rigs working during the second quarter a year ago. Current leading edge rates are now $19,000 to $27,000 per day without fuel or top drives.
Grey Wolf’s rig fleet includes 112 marketed rigs and two rigs available for refurbishment. Before year end, the Company intends to replace the 2,000-horsepower rig that was destroyed by fire and to reactivate the final two rigs it has available for refurbishment, significantly upgrading each rig. The average cost of these three rigs, which are scheduled to begin operations under term contracts in the third and fourth quarters, is expected to be $11.7 million. In the aggregate and after projected operating expenses, all of the incremental capital expended in deploying these rigs is expected to be recovered under the term contracts. Grey Wolf’s rig fleet will total 120 rigs following the deployment of these three rigs and the delivery of the five new rigs that are on order.
Grey Wolf continues to enter into long-term contracts and as of July 31, 2006, has 76 rigs working under such contracts. The Company has approximately 14,500 days or an average of 79 rigs contracted for the remaining two quarters of 2006, 16,900 days or an average of 46 rigs committed under term contracts in 2007, and 5,900 days or an average of 16 rigs committed in 2008. The contracts range in length from one to three years but end at various times over this period providing an opportunity to reprice at then-current market rates. The average increase in the contracted revenue on the 18 long-term contracts renewed during the second quarter of 2006 was $5,500 per day.
Capital expenditures were $49.6 million during the second quarter. Based upon rig refurbishment plans, replacement of the 2,000-horsepower rig and the purchase of five new rigs, capital expenditures for 2006 are currently projected to be $210 million to $220 million.
During May 2006, the Company provided a wage increase (approximately $540 per rig operating day) to rig-based personnel that was contractually passed through to our customers in the form of higher dayrates. This increase reflects our commitment to retaining experienced crews that provide superior service to our customers and operate our rigs in a safe and efficient manner.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — JULY 31, 2006

Under a previously announced plan that authorizes the repurchase of up to $100 million of Grey Wolf common stock, the Company repurchased 1.4 million shares during the second quarter of 2006 at a total cost of $10.4 million. In the third quarter to date, the Company has bought an additional 0.6 million shares for $3.9 million.
During the third quarter of 2006, the Company expects to average 109 rigs working with 11 of these rigs performing turnkey services. In addition, average daywork revenue per day is expected to increase by $800 with little or no change in average daywork operating expenses per day. Depreciation expense of approximately $19.0 million, interest expense of approximately $3.5 million and an effective tax rate of approximately 37% is expected for the third quarter of 2006.
Grey Wolf has scheduled a conference call August 1, 2006 at 9:00 a.m. CT to discuss second quarter 2006 results. The call will be web cast live on the Internet through the Investor Relations page on the Company’s website at:
http://www.gwdrilling.com
To participate by telephone, call (888) 391-0237 domestically or (212) 676-5415 internationally ten to fifteen minutes prior to the starting time. The reservation number is 21297414. A replay of the conference call will be available by telephone from 11:00 a.m. CT on August 1, 2006 until 11:00 a.m. CT on August 3, 2006. The telephone number for the replay of the call is (800) 633-8284 domestically or (402) 977-9140 internationally. The access code is 21297414. The call will be available for replay through the Grey Wolf website for approximately two weeks after the conclusion of the call.
This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding: demand for the Company’s services; spending by customers; the availability and financial terms of term contracts; third quarter 2006 rig activity, dayrates, projected depreciation, projected tax rate and interest expense; expected rig refurbishment and new rig delivery schedule and costs; expected uses of our cash flow from operations; the sufficiency of our capital resources and liquidity; projected capital expenditures in 2006 and projected returns on new build and refurbished rigs. These forward-looking statements are subject to a number of important factors, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, changes in interest rates, unexpected costs under turnkey drilling contracts, weather conditions, and the overall level of drilling activity in our market areas. Please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2006 for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.
Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of turnkey and contract oil and gas land drilling services in the best natural gas producing regions in the United States with a current total drilling rig fleet of 114, which will increase to 120 with the expected addition of six rigs by the end of the first quarter of 2007.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — JULY 31, 2006

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(In thousands, except per share amounts)
	(Unaudited)
Revenues	$239,590	$161,315	$462,469	$311,307
Costs and expenses:
Drilling operations	129,285	96,836	252,145	189,771
Depreciation and amortization	18,199	14,832	35,347	29,134
General and administrative	5,862	3,557	11,179	7,479
Gain on the sale of assets	(22)	(60)	(9,537)	(78)
Gain on insurance proceeds	(4,159)	—	(4,159)	—

Total costs and expenses	149,165	115,165	284,975	226,306

Operating income (loss)	90,425	46,150	177,494	85,001
Other income (expense):
Interest income	3,065	724	5,181	1,156
Interest expense	(3,367)	(2,821)	(6,636)	(5,420)

Other income (expense), net	(302)	(2,097)	(1,455)	(4,264)

Net income (loss) before income taxes	90,123	44,053	176,039	80,737
Income taxes expense (benefit):
Current	28,398	3,197	57,298	4,369
Deferred	3,810	13,223	6,577	25,691

Total income tax expense (benefit)	32,208	16,420	63,875	30,060

Net income applicable to common shares	$57,915	$27,633	$112,164	$50,677

Net income per common share: (1)
Basic	$0.30	$0.14	$0.58	$0.27

Diluted	$0.25	$0.12	$0.49	$0.23

Weighted average common shares outstanding:
Basic	192,475	190,799	192,508	190,537

Diluted	236,748	234,938	236,374	234,642

	Three Months Ended
	June 30,
	2006	2005
Marketed Rigs at June 30	112	106

Average Rigs Working:
Ark-La-Tex	23	20
Gulf Coast	24	24
South Texas	28	29
Rocky Mountain	16	13
Mexico	—	1
Mid Continent	17	12

Total Average Rigs Working (2)	108	99

(1)	Please see “Computation of Earnings Per Share” included in this release.

(2)	For the week ending July 20, 2006, the Company averaged 108 rigs working.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — JULY 31, 2006

Operating data comparison for the three months ended June 30, 2006 and 2005.

	Three Months Ended			Three Months Ended
	June 30, 2006			June 30, 2005
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations(1)	Total	Operations	Operations(1)	Total
	(Dollars in thousands except averages per rig day worked)
	(Unaudited)
Rig days worked	8,679	1,120	9,799	8,343	705	9,048

Contract drilling revenues	$178,253	$61,337	$239,590	$129,552	$31,763	$161,315
Drilling operating expenses	(89,935)	(39,350)	(129,285)	(75,911)	(20,925)	(96,836)
General and administrative expenses	(5,213)	(649)	(5,862)	(3,292)	(265)	(3,557)
Interest income	2,714	351	3,065	673	51	724
Gain on sale of assets	19	3	22	56	4	60
Gain on insurance proceeds	3,675	484	4,159	—	—	—

EBITDA	$89,513	$22,176	$111,689	$51,078	$10,628	$61,706

Average per rig day worked:
Contract drilling revenue	$20,538	$54,765	$24,450	$15,528	$45,054	$17,829
EBITDA	10,314	19,800	11,398	6,122	15,075	6,820

(1) Turnkey operations include the results from turnkey and footage contracts.
Operating data comparison for the six months ended June 30, 2006 and 2005.

	Six Months Ended			Six Months Ended
	June 30, 2006			June 30, 2005
	Daywork	Turnkey		Daywork	Turnkey
	Operations	Operations(1)	Total	Operations	Operations(1)	Total
	(Dollars in thousands except averages per rig day worked)
	(Unaudited)
Rig days worked	17,386	2,200	19,586	16,332	1,541	17,873

Current drilling revenues	$342,620	$119,849	$462,469	$243,176	$68,131	$311,307
Drilling operating expenses	(174,416)	(77,729)	(252,145)	(142,357)	(47,414)	(189,771)
General and administrative Expenses	(9,954)	(1,225)	(11,179)	(6,854)	(625)	(7,479)
Interest income	4,596	585	5,181	1,068	88	1,156
Gain on sale of assets	8,487	1,050	9,537	72	6	78
Gain on insurance proceeds	3,675	484	4,159	—	—	—

EBITDA	$175,008	$43,014	$218,022	$95,105	$20,186	$115,291

Average per rig day worked:
Contract drilling revenue	$19,707	$54,477	$23,612	$14,890	$44,212	$17,418
EBITDA	10,066	19,552	11,132	5,823	13,099	6,451

(1) Turnkey operations include the results from turnkey and footage contracts.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — JULY 31, 2006

Reconciliation of
Earnings before interest expense, taxes, depreciation
and amortization (EBITDA) to net income
(loss) applicable to common shares
(in thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Earnings before interest expense, taxes, depreciation, and amortization	$111,689	$106,333	$61,706	$218,022	$115,291
Depreciation and amortization	(18,199)	(17,148)	(14,832)	(35,347)	(29,134)
Interest expense	(3,367)	(3,269)	(2,821)	(6,636)	(5,420)
Total income tax (expense)/benefit	(32,208)	(31,667)	(16,420)	(63,875)	(30,060)

Net income (loss) applicable to common shares	$57,915	$54,249	$27,633	$112,164	$50,677

	June 30,	December 31,
	2006	2005
	(Unaudited)
	(In thousands)
Condensed Balance Sheet Data:

Cash and cash equivalents	$236,870	$173,145
Restricted cash	797	780
Other current assets	194,235	171,670

Total current assets	431,902	345,595
Net property and equipment	533,374	499,965
Other assets	29,660	23,475

Total assets	$994,936	$869,035

Current liabilities	$104,416	$95,149
Contingent convertible senior notes	275,000	275,000
Other long term liabilities	14,674	12,403
Deferred income taxes	124,414	117,251
Shareholders’ equity	476,432	369,232

Total liabilities and equity	$994,936	$869,035

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

GREY WOLF, INC. — PRESS RELEASE — JULY 31, 2006

Computation of Earnings Per Share
(In thousands, except per share amounts)
(Unaudited)
A reconciliation of the numerators and denominators of the basic and diluted earnings per share computation is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Numerator:
Net income	$57,915	$27,633	$112,164	$50,677

Add interest expense on contingent convertible senior notes, net of related tax effects (1)	2,035	1,623	3,937	3,118

Adjusted net income — diluted	$59,950	$29,256	$116,101	$53,795

Denominator:
Weighted average number of shares outstanding – basic	192,475	190,799	192,508	190,537

Effect of dilutive securities:
Options — treasury stock method	1,204	1,633	1,048	1,624
Restricted stock	612	49	361	24
Contingent convertible senior notes (1)	42,457	42,457	42,457	42,457

Weighted average common shares outstanding – diluted	236,748	234,938	236,374	234,642

Earnings Per Share:
Basic	$0.30	$0.14	$0.58	$0.27

Diluted	$0.25	$0.12	$0.49	$0.23

(1) Please see our latest 10-Q for a description of our contingent convertible notes.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com